                                                                      EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report on Form 10-K of Paine Webber Group Inc. of our report dated January 31, 2000, included in the 1999 Annual Report to Stockholders of Paine Webber Group Inc.

We also consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 2-56284, 2-64984, 2-74819, 2-78627, 2-81554,
2-87418, 2-92770, 33-2959, 33-20240, 33-22265, 33-39539, 33-40489, 33-45583,
33-65296, 33-65298, 33-53489, 33-55451, 33-55457, 333-05269, 333-53037,
333-56021, 333-66249, 333-66251 and 333-66713) and on Form S-3 (Registration
Nos. 2-99979, 33-7738, 33-29253, 33-33613, 33-38960, 33-39818, 33-47267,
33-58124, 33-53776, 33-51149, 33-52695, 333-13831, 333-13831-01, 333-13831-02,
333-13831-03, 333-13831-04, 333-17913, 333-43585, 333-47223, 333-63107,
333-67187, 333-67187-01, 333-67187-02 and 333-67187-03) of Paine Webber Group
Inc. and in the related prospectuses, of our reports dated January 31, 2000 with respect to the consolidated financial statements and financial statement schedule of Paine Webber Group Inc. included and/or incorporated by reference in this 1999 Annual Report on Form 10-K for the year ended December 31, 1999.


                                               ERNST & YOUNG LLP

NEW YORK, NEW YORK
MARCH 30, 2000